Exhibit 99.1

Genpact Reports Results for the Third Quarter of 2016

Revenues of $649 Million, Up 5% (~7% on a constant currency basis)1

Global Client BPO Revenues of $445 Million, Up 13% (~15% on a constant currency basis)

Diluted EPS of $0.33, Up 5%; Adjusted Diluted EPS2 of $0.37, Up 6%

NEW YORK, November 2, 2016 — Genpact Limited (NYSE: G), a global leader in digitally-powered business process management and services, today announced financial results for the third quarter ended September 30, 2016.

Key Financial Results – Third Quarter 2016

•	Total revenue was $648.8 million, up 5% year over year (up ~7% on a constant currency basis).
•

Income from operations was $87.1 million, down 0.3% year over year, with a corresponding margin of 13.4%. Adjusted income from operations was $104.2 million, up 7% year over year, with a corresponding margin of 16.1%.[3]

•	Diluted earnings per share were $0.33, up 5% year over year, and adjusted diluted earnings per share were $0.37, up 6% year over year.
•

Genpact repurchased approximately 6.3 million of its common shares during the quarter at an average price of $24.78 per share for a total of approximately $156 million under its $750 million share repurchase program. Since the inception of this program in February 2015, Genpact has repurchased 19.5 million of its common shares at an average price of $24.10 per share for a total of approximately $469 million.

“In the third quarter, our Global Client BPO revenues significantly accelerated to 15% constant currency growth.  We saw recent deal wins ramp and our transformational digital and analytics services, led by our highly differentiated Lean DigitalSM approach, continued to gain traction and grew more than 20%,” said N.V. “Tiger” Tyagarajan, Genpact’s president and CEO. “The fundamentals of our underlying Global Client BPO business remain strong and our pivot to Lean DigitalSM is clearly differentiating us in the marketplace.  As we finish the year, we continue to see pressure in our ITO business as clients across our verticals are taking a very cautious approach towards discretionary IT spending.”

Revenue Details – Third Quarter 2016

•	Revenue from Global Clients was $543 million, up 8% year over year (up ~10% on a constant currency basis), representing approximately 84% of total revenues.
•	Revenue from GE was $106 million, down 8% year over year, representing approximately 16% of total revenues.
•	Total BPO revenue was $526 million, up 9% year over year, representing approximately 81% of total revenues.

1 Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

2 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share and adjusted diluted earnings per share is attached to this release.

3 Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. A reconciliation of GAAP income from operations and adjusted income from operations and a reconciliation of GAAP income from operations margin and adjusted income from operations margin are attached to this release.

•	Global Client BPO revenue was $445 million, up 13% year over year (up ~15% on a constant currency basis).
•	GE BPO revenue was $81 million, down 8% year over year.
•	Total IT revenue was $123 million, down 8% year over year, representing approximately 19% of total revenues.
•	Global Client IT revenue was $98 million, down 9% year over year.
•	GE IT revenue was $25 million, down 7% year over year.

During the nine months ended September 30, 2016, GE divested certain businesses that Genpact continues to serve.  Historically, we have reclassified revenues from these divested GE businesses as Global Client revenues in each fiscal quarter beginning on the date of divestiture.  However, beginning with 2016, we will reclassify such revenue as Global Client revenue only at the end of each fiscal year.  We believe that this change will allow us to provide a more consistent view of the trends underlying our Global Client and GE businesses. If we had reclassified the revenue from such GE-divested businesses during the third quarter, Global Client revenues for the quarter ended September 30, 2016 would have been $563 million and GE revenues would have been $85 million.

Cash Flow from Operations

•	Cash from operations was $144 million in the third quarter of 2016, up 3% from $139 million in the third quarter of 2015.

Other Metrics as of September 30, 2016

•

For the 12-month period ended September 30, 2016, the number of our client relationships generating annual revenue over $5 million increased to 107 from 103 as of September 30, 2015. This includes client relationships generating more than $15 million in annual revenue decreasing to 33 from 34, client relationships generating more than $25 million in annual revenue remaining constant at 16, and client relationships generating more than $50 million in annual revenue increasing to 6 from 4.

•	Genpact's employee attrition rate for the quarter was approximately 27%, measured from the first day of employment, down from 29% for the same period in 2015.

2016 Outlook

Genpact now expects:

•

Total revenue for 2016 to be $2.57 to $2.58 billion (including an assumed adverse foreign exchange impact of $43 million, almost all of which is reflected in Global Client revenue), which represents a growth range of 4% to 5%, or 6% to 7% on a constant currency basis;

•	Global Client revenue growth to be in the range of 7% to 8%, or 9% to 10% on a constant currency basis;
•	Adjusted income from operations margin of approximately 15.5%;[4] and
•	Adjusted diluted EPS of $1.42 to $1.43.[5]

4 Adjusted income from operations margin is a non-GAAP measure.   A reconciliation of the outlook for GAAP income from operations margin and adjusted income from operations margin is attached to this release.

5 Adjusted diluted earnings per share is a non-GAAP measure.  A reconciliation of the outlook for GAAP diluted earnings per share and adjusted diluted earnings per share is attached to this release.

Conference Call to Discuss Financial Results

Genpact’s management will host an hour-long conference call beginning at 4:30 p.m. ET on November 2, 2016 to discuss the company’s performance for the third quarter of 2016. To participate, callers can dial +1 (877) 654-0173 from within the U.S. or +1 (281) 973-6289 from any other country. Thereafter, callers will be prompted to enter the participant code, 82507920.

A live webcast of the call including slides with our comments will also be made available on the Genpact Investor Relations website at http://investors.genpact.com. For those who cannot participate in the call, a replay and podcast will be available on the Genpact website after the end of the call. A transcript of the call as well as the presentation slides will also be made available on the website.

About Genpact

Genpact (NYSE: G) stands for “generating business impact.”  We are a global leader in digitally-powered business process management and services. We architect the Lean DigitalSM enterprise through our patented Smart Enterprise Processes (SEPSM) framework that reimagines our clients’ operating models end-to-end, including the middle and back offices.  This creates Intelligent OperationsSM that we help design, transform, and run. The impact on our clients is a high return on transformation investments through growth, efficiency, and business agility. For two decades, first as a General Electric division and later as an independent company, we have been passionately serving our clients. Today, we generate impact for a few hundred strategic clients, including approximately one-fifth of the Fortune Global 500, and have grown to over 75,000 people in 25 countries, with key offices in New York City. The resulting business process and industry domain expertise and experience running complex operations are a unique heritage and focus that help us drive the best choices across technology, analytics, and organizational design. For additional information, visit www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties and other factors include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in  tax rates and tax legislation, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contacts

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Danielle D’Angelo +1 (914) 336-7951 danielle.dangelo@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31,	As of September 30,
	2015	2016
Assets
Current assets
Cash and cash equivalents	$450,907	$419,094
Accounts receivable, net	590,137	609,522
Prepaid expenses and other current assets	154,025	205,177
Total current assets	$1,195,069	$1,233,793
Property, plant and equipment, net	175,396	189,795
Deferred tax assets	99,395	78,898
Investment in equity affiliates	6,677	6,221
Intangible assets, net	98,601	80,010
Goodwill	1,038,346	1,084,126
Other assets	180,005	220,074
Total assets	$2,793,489	$2,892,917
Liabilities and equity
Current liabilities
Short-term borrowings	$21,500	$115,000
Current portion of long-term debt	39,134	39,170
Accounts payable	10,086	10,243
Income taxes payable	24,122	60,831
Accrued expenses and other current liabilities	499,638	472,000
Total current liabilities	$594,480	$697,244
Long-term debt, less current portion	737,332	707,949
Deferred tax liabilities	2,093	3,632
Other liabilities	155,228	173,797
Total liabilities	$1,489,133	$1,582,622
Redeemable non-controlling interest	—	2,058
Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 211,472,312 and 202,738,869 issued and outstanding as of December 31, 2015 and September 30, 2016, respectively	2,111	2,024
Additional paid-in capital	1,342,022	1,385,789
Retained earnings	411,508	361,435
Accumulated other comprehensive income (loss)	(451,285)	(441,011)
Total equity	$1,304,356	$1,308,237
Total liabilities, redeemable non-controlling interest and equity	$2,793,489	$2,892,917

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended September 30,		Nine months ended September 30,
	2015	2016	2015	2016
Net revenues	$617,831	$648,783	$1,814,516	$1,889,009
Cost of revenue	375,830	392,432	1,099,610	1,149,035
Gross profit	$242,001	$256,351	$714,906	$739,974
Operating expenses:
Selling, general and administrative expenses	144,723	156,969	442,701	482,315
Amortization of acquired intangible assets	7,219	7,126	21,875	19,764
Other operating (income) expense, net	2,716	5,132	(416)	(4,791)
Income from operations	$87,343	$87,124	$250,746	$242,686
Foreign exchange gains (losses), net	4,210	(654)	4,098	3,156
Interest income (expense), net	(2,867)	(4,901)	(29,244)	(11,172)
Other income (expense), net	999	5,791	2,268	7,172
Income before equity-method investment activity, net and income tax expense	$89,685	$87,360	$227,868	$241,842
Gain (loss) on equity-method investment activity, net	(3,432)	(2,117)	(7,995)	(6,336)
Income before income tax expense	$86,253	$85,243	$219,873	$235,506
Income tax expense	18,203	17,198	44,469	44,836
Net income	$68,050	$68,045	$175,404	$190,670
Net loss (income) attributable to redeemable non-controlling interest	—	734	—	1,905
Net income attributable to Genpact Limited shareholders	$68,050	$68,779	$175,404	$192,575
Net income available to Genpact Limited common shareholders	$68,050	$68,779	$175,404	$192,575
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.32	$0.33	$0.80	$0.92
Diluted	$0.31	$0.33	$0.80	$0.91
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	215,311,322	206,146,007	217,909,722	209,034,741
Diluted	217,595,704	209,376,683	220,301,712	212,357,594

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine months ended September 30,
	2015	2016
Operating activities
Net income attributable to Genpact Limited shareholders	$175,404	$192,575
Net income (loss) attributable to redeemable non-controlling interest	—	(1,905)
Net income	$175,404	$190,670
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	40,185	40,366
Amortization of debt issuance costs (including loss on extinguishment of debt)	13,154	1,150
Amortization of acquired intangible assets	21,875	19,764
Intangible assets write-down	10,714	11,195
Reserve for doubtful receivables	1,493	7,307
Unrealized loss on revaluation of foreign currency asset/liability	(6,320)	1,304
Equity-method investment activity, net	7,995	6,336
Excess tax benefit on stock-based compensation	—	(13,085)
Stock-based compensation expense	17,509	18,344
Deferred income taxes	(15,958)	8,454
Gain on divestiture	—	(5,214)
Others, net	(275)	29
Change in operating assets and liabilities:
Increase in accounts receivable	(34,282)	(33,760)
Increase in prepaid expenses, other current assets and other assets	(46,157)	(64,252)
Increase (decrease) in accounts payable	1,255	(397)
Increase (decrease) in accrued expenses, other current liabilities and other liabilities	6,952	(14,797)
Increase in income taxes payable	60,036	49,506
Net cash provided by operating activities	$253,580	$222,920
Investing activities
Purchase of property, plant and equipment	(44,880)	(64,441)
Proceeds from sale of property, plant and equipment	1,353	334
Investment in equity affiliates	(13,520)	(7,519)
Payment for business acquisitions, net of cash acquired	(21,363)	(41,558)
Proceeds from divestiture of business, net of cash divested	—	17,582
Net cash used for investing activities	$(78,410)	$(95,602)
Financing activities
Repayment of capital lease obligations	(1,645)	(1,344)
Payment of debt issuance and refinancing costs	(6,584)	—
Proceeds from long-term debt	800,000	—
Repayment of long-term debt	(674,875)	(30,000)
Proceeds from short-term borrowings	1,451,500	155,000
Repayment of short-term borrowings	(1,565,000)	(61,500)
Proceeds from issuance of common shares under stock-based compensation plans	10,040	12,808
Payment for net settlement of stock based awards	(6,826)	(461)
Payment of earn-out/deferred consideration	(230)	(1,406)
Payment for stock purchased and retired	(159,036)	(242,552)
Payment for expenses related to stock purchase	(142)	(192)
Excess tax benefit on stock-based compensation	—	13,086
Net cash used for financing activities	$(152,798)	$(156,561)
Effect of exchange rate changes	(16,656)	(2,570)
Net increase (decrease) in cash and cash equivalents	22,372	(29,243)
Cash and cash equivalents at the beginning of the period	461,788	450,907
Cash and cash equivalents at the end of the period	$467,504	$419,094
Supplementary information
Cash paid during the period for interest	$17,304	$13,267
Cash paid during the period for income taxes	$38,735	$40,294
Property, plant and equipment acquired under capital lease obligations	$1,362	$1,667

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures:

•	Adjusted income from operations attributable to shareholders of Genpact Limited, or adjusted income from operations;
•	Adjusted income from operations margin;
•	Adjusted net income attributable to shareholders of Genpact Limited, or adjusted net income;
•	Adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share; and
•	Net revenues on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition-related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles at the company’s formation in 2004 for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to those of its competitors. For the same reasons, beginning in April 2016, Genpact’s management also excludes the impairment of acquired intangible assets from the financial statements it uses for internal management purposes.

Acquisition-related expenses are excluded in the period in which an acquisition is consummated. Genpact’s management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. Additionally, in its calculations of such non-GAAP financial measures, Genpact’s management has adjusted certain gains or losses attributable to equity-method investments and non-controlling interests because management views these interests as part of its ongoing operations. For the purpose of calculating adjusted net income, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact’s management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations, thereby facilitating period-to-period comparisons of our true business performance. Revenues on a constant currency basis are calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted net income, adjusted diluted earnings per share and revenues on a constant currency basis, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted net income versus income from operations and net income calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs, namely stock-based compensation and amortization of acquired intangibles. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted net income.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three and nine months ended September 30, 2015 and 2016:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2015	2016	2015	2016
Income from operations	$87,343	$87,124	$250,746	$242,686
Add: Stock-based compensation	6,195	4,828	17,509	18,344
Add: Amortization and impairment of acquired intangible assets[6]	6,015	6,519	18,247	18,207
Add: Acquisition-related expenses	—	1,334	798	1,836
Add: Other income (expense), net	999	5,791	2,268	7,172
Less: Loss on equity-method investment activity, net	(3,432)	(2,117)	(7,995)	(6,336)
Add: Net loss attributable to redeemable non-controlling interest	—	734	—	1,905
Adjusted income from operations	$97,120	$104,213	$281,573	$283,814
Adjusted income from operations margin	15.7%	16.1%	15.5%	15.2%

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2015	2016	2015	2016
Net income attributable to Genpact Limited shareholders	$68,050	$68,779	$175,404	$192,575
Add: Stock-based compensation	6,195	4,828	17,509	18,344
Add: Amortization and impairment of acquired intangible assets[6]	6,015	6,519	18,247	18,207
Add: Acquisition-related expenses	—	1,334	798	1,836
Less: Tax impact on stock-based compensation	(1,489)	(1,140)	(4,506)	(4,488)
Less: Tax impact on amortization and impairment of acquired intangibles	(1,873)	(2,087)	(5,692)	(5,719)
Less: Tax impact on acquisition-related expenses	—	(80)	(229)	(139)
Adjusted net income	$76,898	$78,153	$201,531	$220,616
Adjusted diluted earnings per share	$0.35	$0.37	$0.91	$1.04

6 See “Reconciliation of Non-GAAP Financial Measures to GAAP Measures” above for a description of the amortization expenses included in this item.

The following tables show the reconciliation of forward-looking adjusted financial measures from GAAP for the year ending December 31, 2016:

Reconciliation of Outlook for Adjusted Income from Operations Margin

(Unaudited)

Year ending December 31, 2016
Income from operations margin	13.4%
Add: Estimated stock-based compensation	1.0%
Add: Estimated amortization and impairment of acquired intangible assets	1.0%
Add: Estimated acquisition-related expenses	0.1%
Add: Estimated other income (expense), net	0.3%
Less: Estimated loss on equity-method investment activity, net	(0.4)%
Add: Estimated net loss attributable to redeemable non-controlling interest	0.1%
Adjusted income from operations margin	15.5%

Reconciliation of Outlook for Adjusted Diluted EPS7

(Unaudited)

(Per share data)

	Year ending December 31, 2016
	Lower	Upper
Diluted EPS	$1.25	$1.26
Add: Estimated stock-based compensation	0.11	0.11
Add: Estimated amortization and impairment of acquired intangible assets	0.11	0.11
Add: Estimated acquisition-related expenses	0.01	0.01
Less: Estimated tax impact on stock-based compensation	(0.03)	(0.03)
Less: Estimated tax impact on amortization and impairment of acquired intangibles	(0.04)	(0.04)
Less: Estimated tax impact on acquisition-related expenses	—	—
Adjusted diluted EPS	$1.42	$1.43

7 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.